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                                                                    Exhibit 23.2


                    Consent of Independent Public Accountants


The Board of Directors
Baldwin Piano & Organ Company


We consent to incorporation by reference in the registration statement on Form S-8 for the Baldwin Piano & Organ Company 1998 Omnibus Stock Plan of our report dated February 23, 1998, relating to the consolidated balance sheets of Baldwin Piano & Organ Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Baldwin Piano & Organ Company.


                                           /s/ KPMG Peat Marwick LLP
                                           -------------------------
                                           KPMG PEAT MARWICK LLP


Cincinnati, Ohio
October 15, 1998



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